AMENDED AND RESTATED
DECLARATION OF TRUST

The undersigned parties hereby amend and restate in its entirety the Declaration of Trust by and between Wang Zheng (the "Undersigned") and China Wi Max Communications, Inc. (the "Beneficiary"), and the following numbered paragraphs shall be deemed effective as of the original date of the Declaration of Trust executed August 1, 2008.

WHEREAS the Beneficiary (including his successors in title and assignees) has requested the Undersigned pledge the Undersigned share or shares in the Company (hereinafter called "the Company") consisting of 100% of the issued and outstanding common stock of Company as collateral to secure certain loans to Beijing Gao Da Communication Technology Ltd. from Beneficiary.

NOW THE UNDERSIGNED HEREBY DECLARES as follows:

1. That the share or shares now standing in the books of the Company registered in the name of the Undersigned are pledged as collateral to the Beneficiary and that the undersigned holds the said share or shares in trust for collateral to secure the repayment of advances to the Beneficiary.
2. The parties intend that the issued and outstanding stock of Beijing Gao Da Yang Guang Communication Technology Ltd. shall be hereby pledged as collateral to secure the repayment of loans and advances made by China Wi Max Communications, Inc. to Bejing Gao Da Yang Guang Communication Technology Ltd.
3. That the Undersigned further pledges and holds in trust the said share or shares and all dividends and interest payable in respect of the same as collateral for the Beneficiary loan advances until repaid from time to time;
4. "Mr. Zheng has all voting rights as the owner of 100% of the Beijing Gao Da Yang Guang Communication Technology Ltd. Yang Guang Communication Technology Ltd. shares, but intends to control and manage Beijing Gao Da Yang Guang Communication Technology Ltd. in a manner consistent with the collateral interests of China Wi-Max Communication, Inc.; however Mr Zheng is not constrained by China Wi-Max in any way from managing Beijing Gao Da Yang Guang Communication Technology Ltd. in the best interests of the Beijing Gao Da Yang Guang Communication Technology Ltd.shareholders", except as it does not impair the collateral.

The prior Declaration of Trust is hereby replaced in its entirety by this document

Beneficiary China Wi Max Communications, Inc.	Stockholder of Beijing Gao Da Yang Guang Communication Technology Ltd.
George E Harris	zheng wang
Dated Dec 17, 2008	Dated DEC. 17, 2008

PARTICULARS OF PARTIES

THE UNDERSIGNED	THE BENEFICIARY
NAME: Wang Zheng ADDRESS: 9 West Forth Ring Rd, Room 2106T2, HaiDian District, Beijing DESCRIPTION: A Chinese Citizen	NAME: China Wi-Max Communications, Inc., ADDRESS: Denver Tower, 1905 Sherman Street, Suite 335, Denver, Colorado 80203 DESCRIPTION: a company registered under the law of the Nevada

THE COMPANY: Beijing Gao Da Yang Guang Communication Technology Ltd.

PARTICULARS OF SHARES

The Undersigned, as the exclusive shareholder of the company, now holds all the shares of the company in trust as pledged collateral to secure loan from the Beneficiary and shall act under the instruction of the Beneficiary.

IN WITNESS whereof the undersigned has caused this Amended and Restated Declaration of Trust to be duly signed.

Dated: DEC. 17, 2008

SIGNED by Zheng Wang

Signature: Zheng Wang

CHINA WI-MAX COMMUNICATIONS, INC.

by: George E Harris